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                                                                     EXHIBIT 1.1

                         CAROLINA FIRST BANCSHARES, INC.

                             SALES AGENCY AGREEMENT


                                                                October __, 1997



INTERSTATE/JOHNSON LANE CORPORATION
P.O. Box 1012
Charlotte, North Carolina 28201-1012


Ladies and Gentlemen:

         This letter sets forth and confirms the terms and conditions of the engagement (the "Agreement") of Interstate/Johnson Lane Corporation ("IJL") by Carolina First Bancshares, Inc. (the "Company") as non-exclusive selling agent of the Company with respect to the Company's proposed public offering (the "Offering") of its common stock (the "Common Stock"). The Offering will be made by means of a prospectus (the "Prospectus"), which will be provided to IJL.

         1. Representations and Warranties of the Company.

         The Company represents and warrants to, and agrees with IJL as follows:

         (a) The Prospectus does not and will not contain any untrue statements of material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The Company is a corporation validly existing and in good standing under the laws of the state of its incorporation; has full corporate and other power and authority under such laws to own its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation in each other jurisdiction in which it owns or leases properties or conducts its business so as to require qualification and is in good standing in each such jurisdiction, except where failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

         (c) The shares of common stock to be issued and sold by the Company hereunder (the "Shares"), when issued and delivered against payment therefor as provided


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herein, will be duly and validly authorized and issued and fully paid and will conform to the description thereof contained in the Prospectus.

         (d) Except as disclosed in the Prospectus or information incorporated therein by reference, there are no (i) outstanding securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

         (e) The Company has the full legal right, power and authority to enter into and perform this Agreement and to sell and deliver the Shares as provided herein, and this Agreement has been duly authorized by its Board of Directors and duly executed and delivered on behalf of the Company.

         (f) Other than filings with, and any necessary registrations, qualifications or exemptions from the Securities and Exchange Commission and applicable state securities and "blue sky" authorities, no consent, approval, authorization or order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or for the consummation of the other transactions contemplated by this Agreement.

         (g) Except as provided in Section 2(a), there are no contracts, agreements or understandings between the Company and any person which would give rise to a valid claim against the Company for a brokerage commission, finder's fee or other like payment in connection with the offering of the Shares, other than compensation due and payable to IJL, J.C. Bradford & Co. and any other selling agents for the Shares named by the Company.

         (h) No action, suit or proceeding at law or in equity is pending or, to the Company's knowledge, threatened to which the Company is a party, and no proceedings are pending or, to the Company's knowledge, threatened against or affecting the Company before or by any governmental official, commission, board or other administrative agency, (other than in connection with required regulatory approvals) wherein an unfavorable decision, ruling or finding could have a material adverse effect on the consummation of this Agreement or the condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

         (i) The Company has such permits, licenses, franchises and governmental and regulatory authorizations ("permits") as are necessary to own its properties and conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except where the failure to have such permits would not have a material adverse effect on the consummation of this Agreement or the


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condition, financial or otherwise, results of operations, affairs or business prospects of the Company.

         (j) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         (k) The Company agrees as follows:

                  (i) The Company will notify IJL immediately, and confirm such notice in writing, of the receipt of any comments from any state securities commission or regulatory authority that relate to the Prospectus or any amendment thereto or requests by any state securities commission or regulatory authority for amendments to the Prospectus or amendments or supplements to the Prospectus or for additional information;

                  (ii) The Company will use the net proceeds from the sale of the Shares received by it in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (iii) The Company will supply IJL with such number of Prospectuses as IJL shall reasonably request;

                  (iv) For three years from the date of this Agreement, the Company will furnish to IJL copies of all reports and communications (financial or otherwise) furnished by the Company to its stockholders, copies of all reports or financial statements filed with the regulatory agencies as soon as such are available, and such other publicly available documents, reports and information concerning the business and financial condition of the Company as IJL may reasonably request.

         2. Services to be Provided by IJL.

         In connection with this Agreement, the scope of IJL's services shall include, but not be limited to, the following:

         (a) Pursuant to this Agreement, IJL will serve as a selling agent for the Company on a non-exclusive basis and will offer up to 125,000 Shares for sale, on a reasonable efforts basis. IJL acknowledges that the Company may contract with other selling agents for the sale of the Shares and may reallocate unsold Shares among selling agents and that no such contractual arrangements shall violate or conflict with the terms of this Agreement.

         (b) With respect to its efforts as a selling agent, IJL will employ all reasonable efforts to achieve a broad, retail distribution of the Shares, including, without limitation, the following: (1) limiting the maximum number of Shares to be purchased by an individual in the Offering to 1,000 Shares; (2) selling at least 33% of the Shares to persons



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not presently Company shareholders; and (3) selling a minimum of 25,000 Shares to Cabarrus County residents.

         (c) IJL will perform its duties pursuant to this Agreement in compliance with all applicable federal and state securities laws, and will offer and sell the Shares only by means of the Prospectus and only in such Jurisdictions specified by the Company and in which such offers and sales may be made lawfully.

         In exchange for the services of IJL pursuant to this Agreement, the Company agrees to pay IJL a selling commission of $.80 for each Share sold by IJL as selling agent. The selling commission shall be payable at such time as the subscription Shares sold by IJL as selling agent are accepted by and payment in full is received therefor by the Company. In the event the offering is terminated before December 31, 1997, IJL will be reimbursed only for its actual accountable out-of-pocket expenses, not to exceed $5,000. The Company shall make and pay all NASD and SEC and blue sky filings and fees.

         3. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless IJL, and each person, if any, who controls IJL within the meaning of Section 15 of the Securities Act of 1933 as amended (the "1933 Act"), against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and counsel's fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any breach of this Agreement except insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made by any means by IJL or its agents, directors or employees in connection with the offer and sale of the Common Stock. The foregoing indemnity shall not, with respect to untrue statements or omissions in the Prospectus, inure to the benefit of IJL, or any affiliate or person who controls IJL, from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Shares that are the subject hereof, if such person was not sent or given a copy of the Prospectus (as amended or supplemented).

         (b) If any action or claim shall be brought or asserted against IJL or any person controlling IJL in respect of which indemnity may be sought from the Company, IJL or such controlling person shall promptly notify the Company in writing, enclosing copies of all papers served on or delivered to such party, and the Company shall assume the defense thereof, including the employment of one counsel for all of IJL and the payment of all expenses. The failure to notify an indemnifying party shall not relieve the indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result of such failure. IJL or any such controlling person shall have the night to employ separate counsel in any such action and to participate in the defense thereof, but the fees and



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expenses of such counsel shall be at the sole expense of IJL or such controlling person unless (i) the employment thereof has been specifically authorized in advance by the Company in writing, (ii) the Company failed to assume the defense and employ counsel as described above or (iii) the named parties to any such action (including any impleaded parties) include both IJL or such controlling person and the Company, and IJL or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Company (in which case, if IJL or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of IJL or such controlling person). No indemnified party shall settle, compromise or consent to the entry of any judgment with respect to any litigation, any investigation or proceeding by any governmental agency or body, commenced or threatened, or claim whatsoever in respect of which indemnification or contribution can be sought under this Section 3 (whether or not the indemnified parties are actual or potential parties ), unless the indemnified party gives prior written notification to the indemnifying party and such settlement, compromise or consent does not include any statement or admission of fault, culpability or failure to act on behalf of, or with respect to, any indemnified party.

         (c) IJL agrees individually, and not jointly with any other selling agent for the Shares, to indemnify and hold harmless the Company and its respective directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended against, any and all loss, liability, claim, damage and expenses described in the indemnity contained in subsection (a) of this Section 3 but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Prospectus (as amended or supplemented) based upon information furnished to the Company by IJL.

         (d) If the indemnification provided for in this Section 3 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and IJL on the other from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of IJL on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and IJL on the other shall be deemed to be in the same proportion as the total net proceeds received by the Company from the Shares sold by IJL in the Offering (before deducting expenses), and the total selling commission received by IJL. The relative fault of the Company on the one hand and of IJL on the other shall be determined by reference to, among other things, whether the untrue or



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alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, or by IJL, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company on the one hand and IJL on the other agree that it would not be just and equitable if contribution to be made pursuant to this Section 3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by ,an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this Section 3, IJL shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it exceeds the amount of any damages that IJL has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         4. Representations, Warranties and Agreements to Survive Delivery.

         The representations, warranties, indemnities, agreements and other statements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of IJL or the Company or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         5. Governing Law; Assignments.

         This Agreement shall be governed by the laws of the State of North Carolina. Neither party may assign this Agreement without the prior written consent of the other party.

         6. Counterparts.

         This Agreement may be executed in one of more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement. Signatures sent by facsimile shall have the same effect as if manually signed copies had been delivered, and shall be binding upon the parties.


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         7. No Personal Liability.

         In no event shall any officer or director of the Company have any personal liability to IJL or to any other person under this Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement between the Company and IJL.

                                       Very truly yours,

                                       CAROLINA FIRST BANCSHARES, INC.

                                       By:
                                             ---------------------------------
                                                James E. Burt, III
                                                President


CONFIRMED AND ACCEPTED,

INTERSTATE/JOHNSON LANE CORPORATION


By:
     --------------------------------
         James H. Glen, Jr.
         Managing Director


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